Exhibit 99.1

Cutera, Inc. Announces Third Quarter 2020 Financial Results

BRISBANE, California, November 4, 2020 ─ Cutera, Inc. (NASDAQ: CUTR) (“Cutera” or the “Company”), a leading provider of laser and other energy-based aesthetic systems for practitioners worldwide, today reported financial results for the third quarter ended September 30, 2020.

Third Quarter 2020 Financial and Operational Highlights

●

Revenue was $39.1 million, a 15% decrease from the prior-year period, as COVID-19 disruptions led to a year-over-year decline in capital equipment deals as well as overall energy-based aesthetic procedures during the quarter, compared to a 45% year-on-year decline in 2Q20.

o	Capital Equipment revenue of $24.1 million decline of 31% over prior-year period, compared to a 59% decline in 2Q20.
o	Recurring revenue grew $3.9 million or 35% over prior-year period, compared to 6% in 2Q20, driven primarily by Skin Care revenue growth of 140% over third quarter 2019.
●

Gross Margin was 56%, compared to 57% in the prior-year period, driven by lower production levels and substantially lower overhead absorption during the quarter, offset by reductions in manufacturing overhead, increased manufacturing efficiencies and continued pricing discipline.

●	Operating Expenses were $23.0 million, down $5.7 million or 20% from prior year period, delivering improved leverage in the period.
●	Net loss was $2.3 million, or $0.13 per fully diluted share, as compared to a net loss of $2.6 million, or $0.19 per fully diluted share, in the prior-year period.

“I am pleased with our third quarter financial performance, with faster-than-expected sequential improvement in capital equipment sales and exceptionally strong recurring revenue growth of 35% year-over-year,” commented Dave Mowry, Chief Executive Officer of Cutera, Inc. “Moreover, I am very proud of our team’s continued expense discipline, which led to increased profitability in the period and allowed us to achieve positive cash flow on a non-GAAP basis a quarter earlier than expected. While we continue to anticipate COVID-related headwinds to capital equipment sales in the fourth quarter, our year-to-date operational focus and outlook for sequential growth in both equipment sales and procedure volumes will provide a pathway to stronger results in the near-term and a solid foundation going into fiscal year 2021 and beyond.”

Conference Call

The Company’s management will host a conference call to the discuss these results and related matters today at 1:30 p.m. PT (4:30 p.m. ET) that same day. Participating on the call will be Dave Mowry, Chief Executive Officer, Rohan Seth, Chief Financial Officer, and, Jason Richey, President.

To participate in the conference call, dial 1-877-705-6003 (domestic) or + 1-201-493-6725 (international) and refer to the Conference Code: 13711852.

The call will also be webcast and can be accessed from the Investor Relations section of Cutera’s website at http://www.cutera.com/. The webcast replay of the call will be available at the same site approximately one hour after the end of the call.

About Cutera, Inc.

Brisbane, California-based Cutera is a leading provider of laser and other energy-based aesthetic systems for practitioners worldwide. Since 1998, Cutera has developed innovative, easy-to-use products that enable physicians and other qualified practitioners to offer safe and effective aesthetic treatments to their patients. For more information, call 1-888-4CUTERA or visit www.cutera.com.

*Use of Non-GAAP Financial Measures

In this press release, in order to supplement the Company’s condensed consolidated financial statements presented in accordance with Generally Accepted Accounting Principles, or GAAP, management has disclosed certain non-GAAP financial measures for the statement of operations and net income (loss) per diluted share. Non-GAAP adjustments include stock-based compensation, depreciation, amortization, executive and other non-recurring separation costs, customer relationship management (“CRM”) and enterprise resource planning (“ERP”) system costs, non-recurring legal and litigation costs, as well as the net tax impact of excluding these items. From time to time in the future, there may be other items that we may exclude if the Company believes that doing so is consistent with the goal of providing useful information to investors and management. The Company has provided a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. The Company has not provided a reconciliation of non-GAAP guidance measures to the corresponding GAAP measures on a forward-looking basis due to the potential significant variability, limited visibility, unpredictability, or unique non-recurring nature of the items. Forward-looking non-GAAP measures include adjusted EBITDA. The Company defines adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, stock-based compensation, executive and other non-recurring separation costs, customer relationship management (“CRM”) and enterprise resource planning (“ERP”) system costs, and non-recurring legal and litigation costs.

Company management uses these measurements as aids in monitoring the Company’s ongoing financial performance from quarter to quarter, and year to year, on a regular basis and for benchmarking against other similar companies. Non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. These non-GAAP financial measures should be considered along with, but not as alternatives to, the operating performance measure as prescribed by GAAP. Non-GAAP financial measures for the statement of operations and net income per diluted share exclude the following:

Non-cash expenses for stock-based compensation. The Company has excluded the effect of stock-based compensation expenses in calculating its non-GAAP operating expenses and net income measures. Although stock-based compensation is a key incentive offered to its employees, the Company continues to evaluate its business performance excluding stock-based compensation expenses. The Company records stock-based compensation expense related to grants of options, employee stock purchase plan, and performance and restricted stock. Depending upon the size, timing and the terms of the grants, this expense may vary significantly but will recur in future periods. The Company believes that excluding stock-based compensation better allows for comparisons to its peer companies;

Depreciation and amortization. The Company has excluded depreciation and amortization expense in calculating its non-GAAP operating expenses and net income measures. Depreciation and amortization are non-cash charges to current operations;

Executive and other non-recurring separation costs. We have excluded costs associated with the resignation of our former Executive Officers in calculating our non-GAAP operating expenses and net income measures. We exclude these and other non-recurring costs related to Reduction–in-Force (“RIF”) because we believe that these items do not reflect future operating expenses;

Customer Relationship Management. We have excluded CRM system costs related to direct and incremental costs incurred in connection with our multi-phase implementation of a new CRM solution and the related technology infrastructure costs. We exclude these costs because we believe that these items do not reflect future operating expenses and will be inconsistent in amounts and frequency making it difficult to contribute to a meaningful evaluation of our operating performance;

Enterprise Resource Planning. We have excluded ERP system costs related to direct and incremental costs incurred in connection with our multi-phase implementation of a new ERP solution and the related technology infrastructure costs. We exclude these costs because we believe that these items do not reflect future operating expenses and will be inconsistent in amounts and frequency making it difficult to contribute to a meaningful evaluation of our operating performance; and

Non-recurring legal and litigation costs. We have excluded costs incurred related to third party litigation and disputes, that are of a non-recurring nature.

The Company believes that excluding all of the items above allows users of its financial statements to better review and assess both current and historical results of operations.

Safe Harbor Statement

Certain statements in this press release, other than purely historical information, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements include, but are not limited to, Cutera’s plans, objectives, strategies, financial performance and outlook, CFO and other senior leadership searches, product launches and performance, trends, prospects or future events and involve known and unknown risks that are difficult to predict. As a result, the Company’s actual financial results, performance, achievements or prospects may differ materially from those expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “seek,” “guidance,” “predict,” “potential,” “likely,” “believe,” “will,” “should,” “expect,” “anticipate,” “estimate,” “plan,” “intend,” “forecast,” “foresee” or variations of these terms and similar expressions, or the negative of these terms or similar expressions. Forward-looking statements are based on management's current, preliminary expectations and are subject to risks and uncertainties, which may cause Cutera's actual results to differ materially from the statements contained herein. These statements are not guarantees of future performance, and stockholders should not place undue reliance on forward-looking statements. There are a number of risks, uncertainties and other important factors, many of which are beyond the Company’s control, that could cause its actual results to differ materially from the forward-looking statements contained in this press release, including those described in the “Risk Factors” section of Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, the Registration Statement on Form S-,8 and other documents filed from time to time with the United States Securities and Exchange Commission by Cutera.

All information in this press release is as of the date of its release. Accordingly, undue reliance should not be placed on forward-looking statements. Cutera undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events. If the Company updates one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those or other forward-looking statements. Cutera's financial performance for the third quarter ended September 30, 2020, as discussed in this release, is preliminary and unaudited, and subject to adjustment.

Cutera, Inc.

Anne Werdan

Director, Investor Relations

415-657-5500

awerdan@cutera.com

CUTERA, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	September 30,	June 30,	December 31,
	2020	2020	2019
Assets
Current assets:
Cash and cash equivalents	$29,394	$33,659	$26,316
Marketable investments	13,046	12,894	7,605
Accounts receivable, net	17,597	13,826	21,556
Inventories	29,333	31,240	33,921
Other current assets and prepaid expenses	6,892	5,313	5,648
Total current assets	96,262	96,932	95,046

Property and equipment, net	2,391	2,417	2,817
Deferred tax asset	500	419	423
Goodwill	1,339	1,339	1,339
Operating lease right-of-use assets	17,645	7,577	7,702
Other long-term assets	5,290	4,733	6,411
Total assets	$123,427	$113,417	$113,738

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$6,799	$11,681	$12,685
Accrued liabilities	25,644	20,423	30,307
Operating leases liabilities	1,608	1,526	2,800
Extended warranty liabilities	1,497	1,660	1,999
Deferred revenue	9,580	9,345	10,831
Total current liabilities	45,128	44,635	58,622

Deferred revenue, net of current portion	2,244	2,434	3,391
Income tax liability	93	93	93
PPP Loan payable	7,167	7,149	-
Operating lease liabilities, net of current portion	16,497	6,262	5,112
Other long-term liabilities	292	345	578
Total liabilities	71,421	60,918	67,796

Stockholders’ equity:
Common stock	18	18	14
Additional paid-in capital	114,410	112,644	82,346
Accumulated deficit	(62,423)	(60,166)	(36,358)
Accumulated other comprehensive loss	1	3	(60)
Total stockholders' equity	52,006	52,499	45,942
Total liabilities and stockholders' equity	$123,427	$113,417	$113,738

CUTERA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2020	2019	2020	2019

Products	$33,254	40,315	81,390	$113,045
Service	5,878	5,802	16,350	16,872
Total net revenue	39,132	46,117	97,740	129,917

Products	14,018	16,343	40,326	50,278
Service	3,369	3,541	9,708	10,266
Total cost of revenue	17,387	19,884	50,034	60,544
Gross profit	21,745	26,233	47,706	69,373
Gross margin %	56%	57%	49%	53%

Operating expenses:
Sales and marketing	12,286	17,691	38,109	50,786
Research and development	3,432	3,643	10,294	10,622
General and administrative	7,239	7,308	23,575	18,100
Total operating expenses	22,957	28,642	71,978	79,508
Loss from operations	(1,211)	(2,409)	(24,272)	(10,135)
Interest and other expense, net	(382)	(146)	(586)	(180)
Loss before income taxes	(1,593)	(2,555)	(24,858)	(10,315)
Income tax expense (benefit)	664	73	1,207	(55)
Net loss	$(2,257)	$(2,628)	$(26,065)	$(10,260)

Net loss per share:
Basic	$(0.13)	$(0.19)	$(1.59)	$(0.73)
Diluted	$(0.13)	$(0.19)	$(1.59)	$(0.73)

Weighted-average number of shares used in per share calculations:
Basic	17,603	14,182	16,368	14,095
Diluted	17,603	14,182	16,368	14,095

CUTERA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(in thousands, except percentage data)
(unaudited)

	Three Months Ended		% Change	Nine Months Ended		% Change
	September 30,	September 30,	2019 Vs	September 30,	September 30,	2020 Vs
	2020	2019	2018	2020	2019	2019
Revenue By Geography:
United States	$15,442	$26,425	-42%	$40,142	$74,972	-46%
International	23,690	19,692	+20%	57,598	54,945	+5%
Total Net Revenue	$39,132	$46,117	-15%	$97,740	$129,917	-25%
International as a percentage of total revenue	61%	43%		59%	42%

Revenue By Product Category:
Systems
- North America	$13,700	$24,121	-43%	$32,296	$68,192	-53%
- Rest of World	10,421	10,837	-4%	28,325	31,514	-10%
Total Systems	24,121	34,958	-31%	60,621	99,706	-39%
Consumables	2,305	2,510	-8%	6,263	7,109	-12%
Skincare	6,828	2,847	+140%	14,506	6,230	+133%
Total Products	33,254	40,315	-18%	81,390	113,045	-28%

Service	5,878	5,802	+1%	16,350	16,872	-3%
Total Net Revenue	$39,132	$46,117	-15%	$97,740	$129,917	-25%

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2020	2019	2020	2019
Pre-tax Stock-Based Compensation Expense:
Cost of revenue	$326	$430	$1,359	$1103
Sales and marketing	648	1,365	2,617	3080
Research and development	254	443	1,344	1076
General and administrative	754	940	2,736	1745
	$1,982	$3,178	$8,057	$7,004

CUTERA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2020	2019	2020	2019
Cash flows from operating activities:
Net loss	$(2,257)	$(2,628)	$(26,065)	$(10,260)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	1,982	3,178	8,057	7,004
Depreciation of tangible assets	341	369	1,056	1,184
Amortization of contract acquisition costs	625	757	2,017	2,169
Impairment of intangible assets	-	-	805	-
Change in deferred tax asset	(81)	(1)	(77)	(2)
Provision for doubtful accounts receivable	54	666	1,750	647
Change in right-of-use asset/liability	249		250	-
Other	129	(96)	327	55
Changes in assets and liabilities:
Accounts receivable	(5,064)	1,031	2,209	(4,232)
Inventories	1,907	(7,153)	4,588	(6,028)
Other current assets and prepaid expenses	(350)	(809)	(1,273)	(1,423)
Other long-term assets	(1,182)	(856)	(1,701)	(2,608)
Accounts payable	(4,882)	2,699	(5,886)	2,861
Accrued liabilities	5,196	1,121	(4,559)	4,900
Extended warranty liabilities	(163)	(167)	(502)	(927)
Other long-term liabilities	-	-	-	(140)
Deferred revenue	45	(386)	(2,398)	907
Income tax liability	(0)	-	-	(301)
Net cash used in operating activities	(3,451)	(2,275)	(21,402)	(6,194)

Cash flows from investing activities:
Acquisition of property, equipment and software	(339)	(208)	(774)	(524)
Disposal of property and equipment	-	25	-	45
Proceeds from maturities of marketable investments	8,100	1,850	19,000	11,450
Purchase of marketable investments	(8,244)	(4,284)	(24,411)	(8,304)
Net cash provided by (used in) investing activities	(483)	(2,617)	(6,185)	2,667

Cash flows from financing activities:
Proceeds from exercise of stock options and employee stock purchase plan	8	437	856	1,600
Proceeds from long-term debt	18	-	7,167	-
Gross proceeds from equity offering	(1)	-	28,798	-
Offering costs on the equity offering	-	-	(2,303)	-
Taxes paid related to net share settlement of equity awards	(223)	(180)	(3,340)	(750)
Payments on finance lease obligations	(133)	(154)	(513)	(496)
Net cash (used) provided by financing activities	(331)	103	30,665	354

Net increase (decrease) in cash and cash equivalents	(4,265)	(4,789)	3,078	(3,173)
Cash and cash equivalents at beginning of period	33,659	27,668	26,316	26,052
Cash and cash equivalents at end of period	$29,394	$22,879	$29,394	$22,879

CUTERA, INC.
RECONCILIATION OF GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
TO NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended September 30, 2020								Three Months Ended September 30, 2019
	GAAP	Depreciation and Amortization	Stock-Based Compensation	CRM and ERP Implementation/ write-off	Severance (RIF)	Legal -Former CFO Settlement/Lutronic	Taxes and Other Adjustments	Non-GAAP	GAAP	Depreciation and Amortization	Stock-Based Compensation	CRM and ERP Implementation	Taxes and Other Adjustments	Non-GAAP

Net revenue	$39,132	-	-	-	-	-	-	$39,132	$46,117	-	-	-	-	$46,117
Cost of revenue	17,387	(140)	(326)	-	(186)	-	-	16,735	19,884	(134)	(430)	-	-	19,320
Gross profit	21,746	140	326	-	186	-	-	22,398	26,233	134	430	-	-	26,797
Gross margin %	56%							57.2%	57%					58%

Operating expenses:
Sales and marketing	12,286	(756)	(648)	-	(25)	-	-	10,857	17,691	(936)	(1,365)	(90)	-	15,300
Research and development	3,432	(39)	(254)	-	(67)	-	-	3,072	3,643	(27)	(443)	-	-	3,173
General and administrative	7,239	(28)	(754)	-	(27)	(341)	-	6,089	7,308	(29)	(940)	(430)	-	5,909
Total operating expenses	22,957	(823)	(1,656)	-	(119)	(341)	-	20,018	28,642	(992)	(2,748)	(520)	-	24,382
Income (loss) from operations	(1,211)	963	1,982	-	305	341	-	2,380	(2,409)	1,126	3,178	520	-	2,415
Interest and other expense, net	(382)	-	-	-	-	-	-	(382)	(146)	-	-	-	-	(146)
Income (loss) before income taxes	(1,593)	963	1,982	-	305	341	-	1,998	(2,555)	1,126	3,178	520	-	2,269
Provision (benefit) for income taxes	664	-	-	-	-	-	2	666	73	-	-	-	6	79
Net income (loss)	$(2,257)	963	1,982	-	305	341	(2)	$1,332	$(2,628)	1,126	3,178	520	(6)	$2,190

Net income (loss) per share:
Basic	$(0.13)							$0.08	$(0.19)					$0.15
Diluted	$(0.13)							$0.08	$(0.19)					$0.15

Weighted-average number of shares used in per share calculations:
Basic	17,603							17,603	14,182					14,182
Diluted	17,603							17,603	14,182					14,751

Operating expenses as a % of net revenue	GAAP	Non-GAAP	GAAP	Non-GAAP
Sales and marketing	31.4%	27.7%	38.4%	33.2%
Research and development	8.8%	7.9%	7.9%	6.9%
General and administrative	18.5%	15.6%	15.8%	12.8%
	58.7%	51.2%	62.1%	52.9%

CUTERA, INC.
RECONCILIATION OF GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
TO NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Nine Months Ended September 30, 2020								Nine Months Ended September 30, 2019
	GAAP	Depreciation and Amortization	Stock-Based Compensation	CRM and ERP Implementation/ write-off	Severance (RIF)	Legal -Former CFO Settlement/Lutronic	Taxes and Other Adjustments	Non-GAAP	GAAP	Depreciation and Amortization	Stock-Based Compensation	CRM and ERP Implementation	Taxes and Other Adjustments	Non-GAAP

Net revenue	$97,740	-	-	-			-	$97,740	$129,917	-	-	-	-	$129,917
Cost of revenue	50,034	(417)	(1,359)	-	(318)	-	-	47,940	60,544	(385)	(1,103)	-	-	59,056
Gross profit	47,706	417	1,359	-	318	-	-	49,800	69,373	385	1,103	-	-	70,861
Gross margin %	49%							51%	53%					55%

Operating expenses:
Sales and marketing	38,109	(2,454)	(2,617)	-	(274)	-	-	32,764	50,786	(2,718)	(3,080)	(201)	-	44,787
Research and development	10,294	(115)	(1,344)	-	(130)	-	-	8,705	10,622	(74)	(1,076)	-	-	9,472
General and administrative	23,575	(84)	(2,736)	(1,139)	(101)	(1,359)	(324)	17,832	18,100	(176)	(1,745)	(1,129)	(614)	14,435
Total operating expenses	71,978	(2,653)	(6,698)	(1,139)	(505)	(1,359)	(324)	59,300	79,508	(2,968)	(5,901)	(1,331)	(614)	68,694
Income (loss) from operations	(24,272)	3,070	8,057	1,139	823	1,359	324	(9,500)	(10,135)	3,353	7,004	1,331	614	2,167
Interest and other expense, net	(586)	-	-	-	-		-	(586)	(180)	-	-	-	-	(180)
Income (loss) before income taxes	(24,858)	3,070	8,057	1,139	823	1,359	324	(10,086)	(10,315)	3,353	7,004	1,331	614	1,987
Provision (benefit) for income taxes	1,207	-	-	-	-	-	9	1,216	(55)	-	-	-	288	233
Net income (loss)	$(26,065)	3,070	8,057	1,139	823	1,359	315	$(11,302)	$(10,260)	3,353	7,004	1,331	326	$1,754

Net income (loss) per share:
Basic	$(1.59)							$(0.69)	$(0.73)					$0.12
Diluted	$(1.59)							$(0.69)	$(0.73)					$0.12

Weighted-average number of shares used in per share calculations:
Basic	16,368							16,368	14,095					14,095
Diluted	16,368							16,368	14,095					14,417

a)	Other adjustment of $614 related to Executive separation costs.

Operating expenses as a % of net revenue	GAAP	Non-GAAP	GAAP	Non-GAAP
Sales and marketing	39.0%	33.5%	39.1%	34.5%
Research and development	10.5%	8.9%	8.2%	7.3%
General and administrative	24.1%	18.2%	13.9%	11.1%
	73.6%	60.7%	61.2%	52.9%

CUTERA, INC.
RECONCILIATION OF LOSS TO ADJUSTED EBITDA
(in thousands)
(unaudited)

	Three Months Ended	Nine Months Ended
	September 30, 2020

Net loss	$(2,257)	$(26,065)
Adjustments:
Stock-based compensation	1,982	8,057
Depreciation and amortization	963	3,070
CRM and ERP implementation costs	-	1,139
Severance (RIF)	305	823
Legal -Former CFO Settlement/Lutronic	341	1,359
Other adjustments	-	324
Interest and other expense, net	382	586
Provision (benefit) for income taxes	664	1,207
Total adjustments	$4,637	$16,565

Adjusted EBITDA	$2,380	$(9,500)